UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center
Tulsa, Oklahoma		74172-0172
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended/Restated Limited Liability Company Agreement
Amended/Restated Limited Liability Company Agreement
Omnibus Agreement
Long-Term Incentive Plan
Contribution, Conveyance and Assumption Agreement
Working Capital Loan Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     General. As previously reported in a Form 8-K filed on August 23, 2005 with the Securities and Exchange Commission (the “Commission”), Williams Partners L.P. (the “Partnership”) entered into an underwriting agreement on August 17, 2005 (the “Underwriting Agreement”) with Williams Natural Gas Liquids, Inc. (“WNGL”), Williams Midstream Natural Gas Liquids, Inc. (“WMNGL”), Williams Energy, L.L.C. (“WE”), Williams Energy Services, LLC (“WES”), Williams Discovery Pipeline LLC (“Williams Pipeline”), Williams Partners Holdings LLC (“Holdings” and together with WE, WES and Williams Pipeline, the “Selling Unitholders”), Williams Partners GP LLC, the general partner of the Partnership (the “General Partner”), Williams Partners Operating LLC (the “OLLC”) and the underwriters named therein providing for the offer and sale in a firm commitment underwritten offering of 5,000,0000 common units representing limited partner interests in the Partnership (“Common Units”). Pursuant to the Underwriting Agreement, the Selling Unitholders granted the Underwriters a 30-day option to purchase up to an additional 750,000 Common Units (the “Option”) to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership, which Option was exercised in full by the Underwriters on August 18, 2005.
     The transactions contemplated by the Underwriting Agreement, including the Option, were consummated on August 23, 2005. The proceeds (net of underwriting discounts) received by the Partnership (before expenses) were approximately $100.2 million. As described in the Prospectus, the Partnership will use the net proceeds of the offering to: (i) pay transaction costs estimated to be $4.3 million (excluding underwriting discounts and structuring fees and structuring fees and net of a reimbursement for certain expenses received from the Underwriters); (ii) provide $12.8 million of additional working capital; (iii) distribute $58.7 million to affiliates of The Williams Companies, Inc. (“Williams”) to reimburse Williams for certain capital expenditures incurred prior to formation and for the Gas Purchase Contract (as described in Item 2.01 below); and (iv) provide $24.4 million to make a capital contribution to Discovery Producer Services LLC (“DPS”) to fund an escrow account in connection with the Tahiti pipeline lateral expansion project. The Partnership did not receive any proceeds from the sale of the 750,000 Common Units by the Selling Unitholders.
     Omnibus Agreement. On August 23, 2005, in connection with the closing of the transactions contemplated by the Underwriting Agreement, WE, WES, Williams Pipeline, Holdings, the General Partner, the Partnership, the OLLC and (for purposes of Articles V and VI thereof only) Williams entered into an omnibus agreement (the “Omnibus Agreement”). As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated August 17, 2005 (File No. 333-124517) and filed on August 19, 2005 with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), the Omnibus Agreement governs the Partnership’s relationship with Williams and its affiliates regarding the following matters:
     (i) reimbursement of certain general and administrative expenses;
     (ii) indemnification for certain environmental liabilities, tax liabilities, right-of-way defects and any liabilities associated with the failure of a Williams affiliate to assign a license relating to a fractionation process used at the Conway fractionation facility to the Partnership and/or any costs incurred in obtaining a consent to such assignment;
     (iii) reimbursement for certain expenditures; and
     (iv) a license for the use of certain intellectual property, including the Partnership’s logo.
A copy of the Omnibus Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     Long-Term Incentive Plan. On August 22, 2005, the board of directors of the General Partner adopted the Williams Partners GP LLC Long-Term Incentive Plan (the “LTIP”), effective as of August 23, 2005, for employees, consultants and directors of the General Partner and employees and consultants of its affiliates who perform services for the General Partner or its affiliates. The General Partner currently has no intention to make any grants or awards under the LTIP, but reserves the right to implement the LTIP in the future. As more fully described in the Prospectus, the LTIP consists of four components: (i) restricted units; (ii) phantom units; (iii) unit options; and (iv) unit appreciation rights. The LTIP permits the grant of awards covering an aggregate of 700,000 Common Units. If the LTIP is implemented, it will be administered by the compensation committee of the board of directors of the General Partner.
     The General Partner’s board of directors, or its compensation committee, in its discretion may initiate, terminate, suspend or discontinue the LTIP at any time with respect to any award that has not yet been granted. The General Partner’s board of directors, or its compensation committee, also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of Common Units that may be granted subject to unitholder approval as required by the exchange upon which the Common Units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant. A copy of the LTIP is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

     Other Agreements. The description of the Contribution Agreement described below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.
     The description of the Gas Purchase Contract described below under Item 2.01 is incorporated in this Item 1.01 by reference.
     The description of the Working Capital Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference. A copy of the Working Capital Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.
     Relationships. Each of WE, WES, Williams Pipeline, Holdings, the General Partner, the Partnership and the OLLC are direct or indirect subsidiaries of Williams. As a result, certain individuals, including officers and directors of the General Partner, serve as officers and/or directors of more than one of such entities. As described above, each of WE, WES, Williams Pipeline, Holdings, the General Partner and the OLLC were parties to the Underwriting Agreement and the Omnibus Agreement. As described in Item 2.01 below, each of WE, WES, Williams Pipeline, Holdings, the General Partner, the Partnership and the OLLC are also party to a Contribution Agreement whereby WE, WES, Williams Pipeline and Holdings became limited partners of the Partnership. The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. As described in Item 2.03 below, the Partnership is also party to the Working Capital Agreement where Williams is the lender and the Partnership is the borrower. Further, the Partnership and Williams are both party to an Amended and Restated Credit Agreement with certain lenders whereby the Partnership is permitted to borrow up to $75 million for general partnership purposes, including acquisitions.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Contribution Agreement. As described in the Prospectus, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, on August 23, 2005, Mid-Continent Fractionation and Storage, LLC (“MCFS”) and Carbonate Trend Pipeline LLC (“CTP”) became wholly-owned subsidiaries of the Partnership’s wholly-owned operating subsidiary, the OLLC, and the OLLC also acquired a 40% interest in Discovrey Producer Services LLC (“DPS”) pursuant to the Contribution, Conveyance and Assumption Agreement, dated August 23, 2005, by and among the Partnership, WES, the General Partner, the OLLC, WE, Williams Pipeline, Williams Holdings and WNGL (the “Contribution Agreement”). Upon the closing of the transactions contemplated by the Contribution Agreement, the following transactions, among others, occurred pursuant to the Contribution Agreement:
     (i) WNGL contributed the Gas Purchase Contract to Holdings which, in turn, contributed the contract to MCFS;
     (ii) WES contributed certain membership interests in CTP to the General Partner as a capital contribution;
     (iii) The General Partner contributed the aforementioned CTP membership interests to the Partnership in exchange for (a) a continuation of the General Partner’s 2.0% general partner interest in the Partnership and (b) incentive distribution rights;
     (iv) WES contributed its remaining interest in CTP to the Partnership in exchange for (a) 253,557 Common Units representing a 1.77% limited partner interest in the Partnership and (b) 887,450 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) representing a 6.21% limited partner interest in the Partnership;
     (v) WE contributed a 23.33% member interest in DPS to the Partnership in exchange for (a) 715,693 Common Units representing a 5.01% limited partner interest in the Partnership and (b) 2,504,925 Subordinated Units representing a 17.53% limited partner interest in the Partnership;
     (vi) Williams Pipeline contributed a 16.67% member interest in DPS to the Partnership in exchange for (a) 345,567 Common Units representing a 2.42% limited partner interest in the Partnership and (b) 1,209,486 Subordinated Units representing a 8.47% limited partner interest in the Partnership;
     (vii) Williams Holdings contributed all of the member interests in MCFS to the Partnership for (a) 685,183 Common Units representing a 4.80% limited partner interest in the Partnership and (b) 2,398,139 Subordinated Units representing a 16.79% limited partner interest in the Partnership; and
     (viii) The Partnership conveyed its interests in MCFS, DPS and CTP to the OLLC as a capital contribution.

     A copy of the Contribution Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement.
     Gas Purchase Contract. As noted above, on August 23, 2005, in connection with the closing of the transactions contemplated by the Contribution Agreement, MCFS, an indirect subsidiary of the Partnership, received via contribution from WNGL and Holdings a gas purchase contract, dated August 15, 2005 (the “Gas Purchase Contract”), between WNGL and Williams Power Company, Inc. The Gas Purchase Contract provides for the purchase of a sufficient quantity of natural gas from a wholly-owned subsidiary of Williams at a price not to exceed a specified price to satisfy the Partnership’s fuel requirements under a fractionation contract. This Gas Purchase Contract will terminate on December 31, 2007.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 23, 2005, the Partnership entered into a Working Capital Loan Agreement (the “Working Capital Agreement”) with Williams. The $20 million Working Capital Agreement will be available exclusively to fund working capital borrowings by the Partnership. Borrowings under the Working Capital Agreement will mature on May 3, 2007. Interest on borrowings under the Working Capital Agreement is calculated based on a choice of two methods: (i) a fluctuating rate equal to the facilitating bank’s base rate plus an applicable margin or (ii) a periodic fixed rate equal to LIBOR plus an applicable margin. The applicable margins and the commitment fee are based on Williams’ senior unsecured long-term debt rating. The Partnership will pay a commitment fee to Williams on the unused portion of the Working Capital Agreement of 0.30% annually. The Partnership will be required to reduce all borrowings under the Working Capital Agreement to zero for a period of at least 15 consecutive days once each 12-month period prior to the maturity date.
     A copy of the Working Capital Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuance by the Partnership on August 23, 2005 in connection with the consummation of the transactions contemplated by the Contribution Agreement of (i) an aggregate 2,000,000 Common Units and 7,000,000 Subordinated Units to WE, WES, Holdings and Williams Pipeline in exchange for certain member interests and (ii) the continuation of a 2.0% general partner interest in the Partnership and incentive distribution rights (which represent the right to receive increasing percentages of quarterly distributions in excess of specified amounts) to the General Partner in exchange for certain member interests, is incorporated herein by reference. Each Subordinated Unit will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the partnership agreement of the Partnership, the subordination period will extend until the first day of any quarter beginning after June 30, 2008 that the Partnership meets the financial tests set forth in the partnership agreement of the Partnership.
     The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2). The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 22, 2005, Mr. Bill Z. Parker was elected to serve as a director of the General Partner effective upon the closing of the Partnership’s initial public offering on August 23, 2005. Upon becoming a director, Mr. Parker will become the initial member of the audit and compensation committees of the board of directors of the General Partner.
     There is no arrangement or understanding between Mr. Parker and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Parker and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
     On August 25, 2005, the Partnership issued a press release announcing the election of Mr. Parker. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On August 23, 2005, the Partnership amended and restated its Agreement of Limited Partnership (the “Amended Partnership Agreement”) in connection with the closing of its initial public offering. A description of the Amended Partnership Agreement is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Amended Partnership Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.
     On August 23, 2005, the General Partner amended and restated its Limited Liability Company Agreement. A copy of the Amended and Restated Limited Liability Company Agreement of the General Partner as adopted is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Limited Liability Company Agreement of Williams Partners L.P.

Exhibit 3.2	Amended and Restated Limited Liability Company Agreement of Williams Partners GP LLC.

Exhibit 10.1	Omnibus Agreement, dated August 23, 2005, among Williams Energy, L.L.C., Williams Energy Services, LLC, Williams Discovery Pipeline, LLC, Williams Partners Holdings LLC, Williams Partners GP LLC, Williams Partners L.P., Williams Partners Operating LLC and (for purposes of Articles V and VI thereof only) The Williams Companies, Inc.

Exhibit 10.2	Williams Partners GP LLC Long-Term Incentive Plan.

Exhibit 10.3	Contribution, Conveyance and Assumption Agreement, dated August 23, 2005, by and among Williams Partners L.P., Williams Energy, L.L.C., Williams Partners GP LLC, Williams Partners Operating LLC, Williams Energy Services, LLC, Williams Discovery Pipeline LLC, Williams Partners Holdings LLC and Williams Natural Gas Liquids, Inc.

Exhibit 10.4	Working Capital Loan Agreement, dated August 23, 2005, between The Williams Companies, Inc. and Williams Partners L.P.

Exhibit 99.1	Press Release dated August 25, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC,
its General Partner

Date: August 26, 2005	/s/ Alan S. Armstrong

Alan S. Armstrong
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Limited Liability Company Agreement of Williams Partners L.P.

Exhibit 3.2	Amended and Restated Limited Liability Company Agreement of Williams Partners GP LLC.

Exhibit 10.1	Omnibus Agreement, dated August 23, 2005, among Williams Energy, L.L.C., Williams Energy Services, LLC, Williams Discovery Pipeline, LLC, Williams Partners Holdings LLC, Williams Partners GP LLC, Williams Partners L.P., Williams Partners Operating LLC and (for purposes of Articles V and VI thereof only) The Williams Companies, Inc.

Exhibit 10.2	Williams Partners GP LLC Long-Term Incentive Plan.

Exhibit 10.3	Contribution, Conveyance and Assumption Agreement, dated August 23, 2005, by and among Williams Partners L.P., Williams Energy, L.L.C., Williams Partners GP LLC, Williams Partners Operating LLC, Williams Energy Services, LLC, Williams Discovery Pipeline LLC, Williams Partners Holdings LLC and Williams Natural Gas Liquids, Inc.

Exhibit 10.4	Working Capital Loan Agreement, dated August 23, 2005, between The Williams Companies, Inc. and Williams Partners L.P.

Exhibit 99.1	Press Release dated August 25, 2005.